UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 25, 2013, CommonWealth REIT, or the Company, issued a press release announcing that it commenced a tender offer, or the Tender Offer, to purchase for cash up to $450.0 million of its outstanding 5.75% Senior Notes due February 15, 2014, 6.40% Senior Notes due February 15, 2015, 5.75% Senior Notes due November 1, 2015 and 6.25% Senior Notes due August 15, 2016, subject to the terms and conditions set forth in the offer to purchase and letter of transmittal related to the Tender Offer.  This Current Report on Form 8-K is not an offer to buy or solicitation of an offer to sell any of the notes subject to the Tender Offer.

A copy of the press release issued by the Company on February 25, 2013 announcing the Tender Offer is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Also on February 25, 2013, the Company issued a press release announcing that it commenced a public offering, or the Public Offering, of 27,000,000 of its common shares of beneficial interest.  It is contemplated that the underwriters involved in the Public Offering will also be granted a 30-day option to purchase up to an additional 4,050,000 common shares of beneficial interest.  A preliminary prospectus supplement relating to the offer of these common shares will be filed with the Securities and Exchange Commission.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the press release issued by the Company on February 25, 2013 announcing the Public Offering is filed herewith as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1        Press release dated February 25, 2013

99.2        Press release dated February 25, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ John C. Popeo
Name:	John C. Popeo
Title:	Treasurer and Chief Financial Officer

Date:  February 25, 2013